Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 16, 2003, except for Note 10 as to which the date is June 5, 2003, with respect to the consolidated financial statements and schedule of Columbus McKinnon Corporation for the year ended March 31, 2003, included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-109730) and related Prospectus of Columbus McKinnon Corporation dated November 7, 2003.

/S/    ERNST & YOUNG LLP

Buffalo, New York

November 6, 2003